LA JOLLA COVE INVESTORS, INC.
7817 HERSCHEL AVENUE, SUITE 200
LA JOLLA, CALIFORNIA 92037
	TELEPHONE:  (858) 551-8789
	FACSIMILE:    (858) 551-0987
E-MAIL: LJCI@SBCGLOBAL.NET
LA JOLLA SAN FRANCISCO
www.ljcinvestors.com


January 7, 2002


Mr. Robert M. Czajkowski
1348 Shorebird Lane
Carlsbad, CA 92007

Mr. Vincent P. Salva
12401 E. 43rd, Suite 109
Independence, MO 64055

Mr. Richard K. Ausbrook
636 San Mario
Solana Beach, CA 92075

Meltronix, Inc.
9577 Chesapeake Drive
San Diego, CA 92123


Re: Convertible Debenture, Put and Call Agreement,
Securities Purchase Agreement


Gentleman,

Reference is made to the following documents: a) 9 3/4%
Convertible Debenture due January 2, 2004 issued by Meltronix,
Inc. in favor of La Jolla Cove Investors, Inc., b) Put and Call Agreement dated as of January 2, 2002 by and between Robert M. Czajkowski, Vincent P. Salva,
Richard K. Ausbrook and La Jolla Cove Investors, Inc., and c) Securities Purchase Agreement dated as of January 2, 2002 by and between Meltronix, Inc. and
La Jolla Cove Investors, Inc.

Throughout the Convertible Debenture and the Securities
Purchase Agreement there are references to a Registration
Rights Agreement.

















The parties understand and acknowledge that there is no Registration Rights Agreement in connection with the transaction, and all references to a Registration Rights
Agreement in any of the above documents are hereby deleted.

Sincerely,


Travis W. Huff
Portfolio Manager



Acknowledged and agreed:


___________________________
Robert M. Czajkowski


___________________________
Vincent P. Salva


___________________________
Richard K. Ausbrook


Meltronix, Inc.

By: ________________________

Title: ______________________